As filed with the Securities and Exchange Commission on July 20, 1999
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    Form S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                 3Dshopping.com
                    (Exact Name of Registrant in its Charter)

                                ---------------

         California                  45411                      95-4594029
      (State or other          (Primary Standard             (I.R.S. Employer
      jurisdiction of              Industrial                 Identification
       incorporation)            Classification                   Number)
                                   Code No.)

                                ---------------

                               517 Boccaccio Drive
                                Venice, CA 90291
                            Telephone: (310) 301-6733
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                                 ROBERT J. GRANT
                               517 Boccaccio Drive
                                Venice, CA 90291
                            Telephone: (310) 301-6733
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                                   Copies to:

            John H. Halle, Esq.                   Debra K. Weiner, Esq.
          Jason M. Brauser, Esq.               Grover T. Wickersham, P.C.
             Stoel Rives LLP                430 Cambridge Avenue, Suite 100
     900 SW Fifth Avenue, Suite 2300              Palo Alto, CA 94306
         Portland, Oregon  97204                    (650) 323-6400
             (503) 224-3380

                                ---------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                                ---------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-74795
                                                            ---------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ---------------

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
   Title of Each Class                                  Amount          Proposed Maximum      Proposed Maximum
   of Securities to be                                   to be         Offering Price per    Aggregate Offering       Amount of
        Registered                                    Registered            Share (1)            Price (1)         Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Units, (2) each consisting of..................      115,000 shares          $12.00              $1,380,000              $384

(i)  one share of Common Stock; and............      115,000 shares              __                      __                __

(ii) one Warrant to purchase one share of
     Common Stock..............................      115,000 shares              __                      __                __

Units issuable upon exercise of the
Representative's Warrants (3), each
consisting of..................................       10,000 shares          $14.40                $144,000               $40

(i)  one share of Common Stock; and............       10,000 shares              __                      __                __

(ii) one Warrant to purchase one share of
     Common Stock..............................       10,000 shares              __                      __                __

Shares of Common Stock issuable upon exercise
of Warrant, including Warrants underlying
Representative's Warrants(4)...................      125,000 shares          $18.00              $2,250,000              $626
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                           $3,774,000            $1,050
===================================================================================================================================

(1)  Estimated solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices for the Common Stock as reported by the Nasdaq National Market on July 29, 1997 in accordance with Rule 457(a) under the
     Securities Act of 1933, as amended.
(2)  Includes 15,000 Units that Paulson Investment Company, Inc., the representative of the several Underwriters (the
     "Representative") has the option to purchase to cover over-allotments, if any (the "Over-allotment Option").
(3)  In connection with the sale of Units, the Registrant is granting to the Representative warrants to purchase 10,000 Units (the
     "Representative's Warrants").
(4)  Pursuant to Rule 417, there are also being registered such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the Warrants and the Representative's Warrants.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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
                      INCORPORATION OF CERTAIN INFORMATION
                                  BY REFERENCE

     This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1, as amended (File No. 333-74795) filed by 3Dshopping.com (the "Registrant") with the Securities and Exchange Commission as declared effective on July 20, 1999, are incorporated herein by reference.


                                    EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

Exhibit
  No.       Description of Exhibit
-------     ----------------------

  5.1       Opinion of Stoel Rives LLP as to the legality of the securities

 23.1       Consents of Friedman, Minsk, Cole & Fastovsky

 23.2       Consent of Stoel Rives LLP (included in Exhibit 5.1)


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Venice, California on the 20th day of July, 1999.

                                       3Dshopping.com


                                       By: LAWRENCE WEISDORN
                                           -------------------------------------
                                           Lawrence Weisdorn, Chairman of the
                                           Board and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on July 20, 1999, by the following persons in the capacities indicated.

            Signature                                    Title
            ---------                                    -----

    LAWRENCE WEISDORN                  Chairman of the Board, Chief Executive
----------------------------------     Officer and Director (Principal Executive
    Lawrence Weisdorn                  Officer)


    ROBERT J. GRANT                    Treasurer and Secretary and Director
----------------------------------     (Principal Accounting and Financial
    Robert J. Grant                    Officer)


    DONALD L. HEJMANOWSKI              Director
----------------------------------
    Donald L. Hejmanowski


    JOEL F. MCINTYRE                   Director
----------------------------------
    Joel F. McIntyre


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
                                INDEX TO EXHIBITS



Exhibit
  No.         Description of Exhibit
-------       ----------------------

  5.1         Opinion of Stoel Rives LLP

 23.1         Consents of Friedman, Minsk, Cole & Fastovsky

 23.2         Consent of Stoel Rives LLP (included in Exhibit 5.1)